Exhibit 99.2

WRITTEN CONSENT FOR SEC FILING

CONSENT OF HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

August 4, 2014

Auxilium Pharmaceuticals, Inc.

640 Lee Road

Chesterbrook, PA 19087

Attn: Board of Directors

Re: Registration Statement on Form S-4 of QLT Inc. (File No. 333-                )

Dear Board of Directors:

Reference is made to our opinion letter (“opinion”), dated June 25, 2014.

Our opinion was provided for the information and assistance of the Board of Directors of Auxilium Pharmaceuticals, Inc. (the “Company”) in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Summary—Opinions of Auxilium’s Financial Advisors—Opinion of Houlihan Lokey Financial Advisors, Inc.,” “The Merger—Background of the Merger,” “The Merger—Recommendations of the Auxilium Board of Directors; Auxilium’s Reasons for the Merger,” “The Merger—Auxilium and QLT Unaudited Prospective Financial Information,” “The Merger—Opinions of Auxilium’s Financial Advisors—Opinion of Houlihan Lokey Financial Advisors, Inc.,” and to the inclusion of our opinion in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Appendix C to such Proxy Statement/Prospectus.  Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

By:	/s/ Christopher Croft
Name: Christopher Croft
Title: Managing Director